UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)			April 29, 2020

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-18059		04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

121 Seaport Boulevard	Boston	Massachusetts	02210
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)		(781)	370-5000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.02.    Results of Operations and Financial Condition.

On April 29, 2020, PTC Inc. announced its financial results for its first quarter ended March 28, 2020. PTC also posted a copy of its supplemental prepared remarks about the completed quarter on the Investor Relations section of its website at www.ptc.com. Copies of the press release and the prepared remarks are furnished herewith as Exhibits 99.1 and 99.2, respectively.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.
99.1 PTC Inc. press release dated April 29, 2020.
    99.2 Prepared remarks posted by PTC Inc. on April 29, 2020.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: April 29, 2020	By:	/s/ Kristian Talvitie
Kristian Talvitie
Executive Vice President and Chief Financial Officer